Exhibit 99.2

BayCom Corp and Pacific Enterprise Bancorp Announce Definitive Merger Agreement

BayCom Corp Expands Commercial Banking Platform in Southern California

Walnut Creek, California and Irvine, California, September 7, 2021 – BayCom Corp (NASDAQ:BCML) (“BayCom” or the “Company”), the holding company for United Business Bank, and Pacific Enterprise Bancorp (“PEB”), the holding company for Pacific Enterprise Bank, announced jointly today the signing of an Agreement and Plan of Merger (“Merger Agreement”) under which BayCom has agreed to acquire PEB in an all-stock transaction valued at approximately $53.1 million or $17.78 per share, based on the BayCom common stock price closing price of $17.28 per share on September 3, 2021. The transaction will expand BayCom’s presence in Southern California.

Under the terms of the Merger Agreement, PEB will be merged with and into BayCom. The agreement also calls for the merger of Pacific Enterprise Bank with and into United Business Bank. Upon consummation of the merger, each PEB shareholder will receive 1.0292 shares of BayCom common stock in exchange for each share of PEB common stock. In total, PEB shareholders will own approximately 22.4% of the outstanding shares of BayCom’s common stock immediately following the consummation of the transaction.

At June 30, 2021, PEB had approximately $646.9 million in assets, $568.7 million in loans, $424.1 million in deposits and $61.0 million in shareholder's equity. Pacific Enterprise Bank generates commercial and consumer loans and receives deposits from customers, who are predominately small and middle-market businesses and individuals located primarily in Orange County through its one branch located in Irvine, California. Upon completion of the transaction, the combined company will have approximately, $2.9 billion in total assets, $2.1 billion in total loans and $2.4 billion in total deposits. UBB will have 17 locations in California, two in Washington, five in New Mexico and 11 in Colorado.

The Merger Agreement was approved by the boards of directors of BayCom and PEB. The transaction is expected to close in the first quarter of 2022, and is subject to customary closing conditions, including regulatory approval, and approvals by the shareholders of both BayCom and PEB. BayCom anticipates this transaction will be accretive to earnings (before merger costs) and tangible book value in the first year of combined operations. Upon closing of the transaction, Pacific Enterprise Bank’s Chairman of the Board, Dennis Guida, will join the United Business Bank board of directors. The directors and executive officers of PEB and BayCom have entered into agreements pursuant to which they have committed to vote their respective shares, which represent approximately 14.5% and 7.8% of PEB’s and BayCom’s issued and outstanding common stock, respectively, in favor of the transaction.

Brian Halle, President and CEO of PEB, said “We are excited about the merger and believe the combined company will be able to better service both new and existing clients. We are blessed with a solid, experienced employee base that have expertise in low risk, high margin loan programs. Couple that with a much lower, diversified cost of funds and we are optimistic that the combined company’s profitability will improve.”

George Guarini, President and CEO of BayCom, stated, “Let me start by addressing the Pacific Enterprise Bank staff. At the end of the day, our business is only as good as our people and we are looking forward to having the Pacific Enterprise Bank team join the United Business Bank family. We are very excited to have the opportunity to expand our branch network in Orange County while setting the stage for taking advantage of additional partner opportunities available in the future. We look forward to serving Pacific Enterprise Bank clients and welcoming the shareholders of Pacific Enterprise Bancorp.”

“From a strategic perspective, we think Pacific Enterprise Bank is a great fit. The transaction will expand both our presence in Southern California and the breadth of our resources in the area of SBA and other government guaranteed lending products. We look forward to the prospect of establishing new relationships, enhancing our position in the market and building on an already strong foundation,” concluded Guarini.

For additional information about the proposed transaction, BayCom and PEB shareholders are encouraged to carefully read the Merger Agreement that was filed with the Securities and Exchange Commission (“SEC”) today. In connection with the announcement of the transaction, an investor presentation will be filed with the SEC and made available on BayCom’s website at www.unitedbusinessbank.com.

BayCom and United Business Bank were assisted by Dave Muchnikoff of Silver, Freedman, Taff & Tiernan LLP for legal services and Greg Gersack of Janney Montgomery Scott LLC served as financial advisor. PEB and Pacific Enterprise Bank were assisted by Joshua A. Dean of Sheppard Mullin Richter & Hampton LLP for legal services and Dan Pake of Hovde Group, LLC served as financial advisor.

About BayCom Corp

The Company, through its wholly owned operating subsidiary, United Business Bank, offers a full-range of loans, including SBA, FSA and USDA guaranteed loans, and deposit products and services to businesses and its affiliates in California, Washington, New Mexico and Colorado. United Business Bank also facilitates tax-free exchanges through its Bankers Exchange Division. United Business Bank is an Equal Housing Lender and a member of FDIC. The Company is traded on the NASDAQ under the symbol “BCML”. More information on BayCom and United Business Bank is available at www.unitedbusinessbank.com.

About Pacific Enterprise Bancorp

Pacific Enterprise Bancorp is a bank holding company organized under the laws of the state of California. Its banking subsidiary, Pacific Enterprise Bank, is a California state-chartered bank with one branch located in Irvine, California. Additional information about Pacific Enterprise Bancorp may be found at http://www.pacificenterprisebank.com or by calling (949) 623-7600.

Important Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of PEB and BayCom, and a prospectus of BayCom, as well as other relevant documents concerning the proposed transaction. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PEB AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of BayCom and PEB seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. These documents, when available, also can be obtained free of charge by accessing the Company’s website at www.unitedbusinessbank.com under the tab “Investor Information” and then under “Documents”. Alternatively, these documents, when filed with the SEC by the Company, can be obtained free of charge by directing a written request to either BayCom Corp., 500 Ygnacio Valley Road, Suite 200, Walnut Creek, California, 94596, Attn: Agnes Chiu or by calling (925) 476-1843, or to Pacific Enterprise Bancorp, 17748 Skypark Circle, Suite 100, Irvine, CA 92614, Attn: Jerro Otsuki, or by calling (949) 623-7592.

Participants in the Transaction

The Company, PEB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BayCom and PEB in connection with the proposed transaction. Information about the Company’s participants may be found in the definitive proxy statement of the Company filed with the SEC on April 29, 2021, and information about PEB’s participants and additional information regarding the interests of these participants will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.  The definitive proxy statement can be obtained free of charge from the sources described above.

Forward Looking Statement

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "potential," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in BayCom’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the proposed merger might not be realized within the expected time frames or at all including but not limited to customer and employee retention, and costs or difficulties relating to integration matters, might be greater than expected including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which BayCom and PEB operate; the possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the proposed merger may not be fully realized or may take longer to realize than expected or be more costly to achieve; the failure to attract new customers and retain existing customers in the manner anticipated; reputational risks and the potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the proposed merger; BayCom’s or PEB’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; the diversion of managements' attention from ongoing business operations and opportunities as a result of the merger or otherwise; changes in BayCom’s or PEB’s stock price before closing, including as a result of its financial performance prior to closing or transaction-related uncertainty, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the occurrence of any event, change or other circumstance that could give risk to the right of one or both of the parties to terminate the merger agreement; the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger; changes in interest rates which may affect BayCom’s and PEB’s expected revenues, credit quality deterioration, reductions in real estate values, or reductions in BayCom’s and PEB’s net income, cash flows or the market value of assets, including its investment securities; each of BayCom’s and PEB’s potential exposure to unknown or contingent liabilities of the other party; dilution caused by BayCom’s issuance of additional shares of BayCom common stock in connection with the merger; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; future acquisitions by BayCom of other depository institutions or lines of business; and that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm BayCom’s or PEB’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed merger.

Additional factors which could affect the forward- looking statements can be found in the cautionary language included under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, and other documents subsequently filed by the Company with the SEC.

You should not place undue reliance on forward-looking statements and BayCom and PEB undertake no obligation to update or revise any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made, whether as a result of new information, future events or otherwise.

Contact:

BayCom Corp

Keary Colwell, CFO

(925) 476-1800

Pacific Enterprise Bancorp

Jerro Otsuki, CFO

(949) 623-7592